UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On August 6, 2018, the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company”), adopted an updated Code of Business Conduct that applies to its directors, officers and employees. The Code of Business Conduct includes a Code of Ethics for Senior Financial Officers as a separate section that applies to the Company's Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Controller.

The updated Code of Ethics and provisions in the Code of Business Conduct that relate to reporting of suspected or actual violations clarify that (i) reporting of fraud or violations of the Code of Business Conduct may be reported anonymously through the outside reporting service engaged by the Company and (ii) the Company's Principal Accounting Officer and Controller, if any, are Senior Financial Officers subject to the Code of Ethics, in addition to the Chief Executive Officer and Chief Financial Officer. The revisions also emphasize that any suspected or actual instance of fraud should be reported to the Company's Director of HR or using the anonymous reporting system and that the information will be forwarded to the Company's head of internal audit and compliance. All employees are required to sign a confirmation acknowledging that they are responsible for upholding the provisions of the Code of Business Conduct and reporting violations to the Company.

The foregoing description of revisions to the Code of Business Conduct is qualified in its entirety by reference to the document available at the Company’s website at www.barrettbusiness.com under the “Investor Relations” tab (then the “Governance” tab and then the “Governance Documents” link).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: August 10, 2018	By:	/s/ Gary E. Kramer
Gary E. Kramer Vice President-Finance, Treasurer and Secretary